UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Charles & Colvard, Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Charles & Colvard, Ltd. Comments on a Letter from Riverstyx Capital Management to Charles & Colvard Shareholders

Notes that Purported Nomination of Director Candidates by a Riverstyx Principal Is Invalid and that the Nominations Will Not be Recognized

RESEARCH TRIANGLE PARK, N.C., October 7, 2024 – Charles & Colvard, Ltd. (“Charles & Colvard” or the “Company”) (Nasdaq: CTHR) today commented on a letter sent to the Company’s shareholders and released publicly by Riverstyx Capital Management, LLC (“Riverstyx”). The Company provided the following statement in response:

On August 27, Charles & Colvard received a purported notice (the “Notice”) from Ben Franklin, a principal of Riverstyx Capital Management, indicating his intention to nominate three candidates to stand for election to Charles & Colvard’s Board of Directors (the “Board”) at the Company’s upcoming Annual Meeting (the “Annual Meeting”).

Like most public companies, Charles & Colvard’s Bylaws require a shareholder that wishes to nominate candidates for election to provide the Company with advance notice and relevant information regarding the shareholder and its candidates. The aim of such provisions, which numerous courts have recognized as valid, is to ensure that the Board and shareholders have adequate information with which to evaluate candidates and make an informed decision about the nomination and election of directors.

The Notice failed to comply with the clear requirements of the Company’s 2011 Amended and Restated Bylaws (the “Bylaws”), which are consistent with the Bylaws of the majority of public companies in relevant respects. Among many other deficiencies, the Notice omitted basic and critical information required by the Bylaws, such as:

•	The biographies and work histories of the candidates;
•	The ownership stakes of the candidates and of the nominating person (Mr. Franklin) and his affiliates and associates, which appear to include various entities that own the Company’s stock that are not even mentioned in the Notice; and
•	The consent of each candidate to serve as a director.

After a comprehensive review of the Notice and its deficiencies, and with input from its advisors, the Board today notified Mr. Franklin that the Notice is invalid. Mr. Franklin waited until the day before the last day of the nomination window to deliver the deficient Notice. Accordingly, the Company will not recognize Mr. Franklin’s nominations. Any proxies submitted, or votes cast, for the election of Mr. Franklin’s candidates will be disregarded.

Charles & Colvard’s Board is committed to acting in the best interests of all shareholders and has invited Mr. Franklin to share his perspectives on the Company’s business and strategy directly with the Board. The Board and management team look forward to constructively engaging with Mr. Franklin.

Charles & Colvard’s Board will make a recommendation to shareholders with respect to the upcoming Annual Meeting and director elections in due course. Charles & Colvard shareholders are not required to take any action at this time.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes that fine jewelry should be as ethical as it is exquisite. Charles & Colvard is the original creator of lab grown moissanite (a rare gemstone formed from silicon carbide). The Company brings revolutionary gems and fine jewelry to market by using exclusively Made, not MinedTM above ground gemstones and a dedication to 100% recycled precious metals. The Company’s Forever One™ moissanite and Caydia® lab grown diamond brands provide exceptional quality, incredible value and a conscious approach to bridal, high fashion, and everyday jewelry. Charles & Colvard was founded in 1995 and is based in North Carolina’s Research Triangle Park region. For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, some anti-takeover provisions of our charter documents may delay or prevent a takeover of our Company; risks related to our ongoing confidential arbitration and relationship with Wolfspeed, Inc.; our business and our results of operations could be materially adversely affected as a result of general economic and market conditions; the execution of our business plans could significantly impact our liquidity; negative or inaccurate information on social media could adversely impact our brand and reputation; our failure to maintain compliance with The Nasdaq Stock Market’s continued listing requirements, including filling our U.S. Securities and Exchange Commission (“SEC”) reports on a timely basis, could result in the delisting of our common stock; and the other risks and uncertainties described in more detail in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Important Additional Information Regarding Proxy Solicitation

Charles & Colvard intends to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s upcoming Annual Meeting. Charles & Colvard, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the Annual Meeting. Information regarding the names of Charles & Colvard’s directors and executive officers and their respective interests in the Company’s securities or otherwise is set forth in the Company’s proxy statement for the 2024 Special Meeting of Shareholders, filed with the SEC on April 8, 2024 (the “Special Meeting Proxy Statement”), and the proxy statement for the 2023 Annual Meeting of Shareholders, filed with the SEC on October 27, 2023 (together with the Special Meeting Proxy Statement, the “Prior Proxy Statements”). To the extent holdings of such participants in Charles & Colvard’s securities have changed since the amounts described in the Prior Proxy Statements, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023, filed with the SEC on October 12, 2023, and subsequent reports filed by the Company with the SEC. Details concerning the nominees of the Charles & Colvard Board of Directors for election at the upcoming Annual Meeting will be included in the proxy statement to be filed for the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF Charles & Colvard ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO ONCE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive proxy statement (and any amendments or supplements thereto) and other documents filed by Charles & Colvard with the SEC, are or will be available for no charge at the SEC’s website at http://www.sec.gov and at Charles & Colvard’s investor relations website at https://ir.charlesandcolvard.com/.

Charles & Colvard Corporate Contact:

Clint J. Pete

Chief Financial Officer

Charles & Colvard, Ltd.

919-468-0399

ir@charlescandcolvard.com